                                                                    EXHIBIT 99.2


                             SELECTED FINANCIAL DATA

The following selected financial data of Technical Olympic USA, Inc. (formerly known as Newmark Homes Corp.) is derived from the Company's consolidated financial statements and the related notes included elsewhere in this Form 8-K. Westbrooke is accounted for as a discontinued operation of the Company for all periods discussed below and, therefore, the operating and financial data below do not include Westbrooke. These historical results are not necessarily indicative of the results of operations or financial condition to be expected in the future. You should read the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements of the Company and the related notes to those financial statements included elsewhere in this Form 8-K.


                                                    2001           2000           1999           1998           1997
                                                 ----------     ----------     ----------     ----------     ----------
Total revenues                                   $1,425,571     $  549,228     $  420,748     $  289,752     $  215,360
Homebuilding revenues                            $1,392,912     $  546,666     $  420,748     $  289,752     $  215,360
Income from continuing operations                $   87,765     $   23,774     $   15,826     $    8,859     $    6,655
Net income                                       $   94,037     $   30,095     $   17,385     $   12,795     $    6,655
Inventories                                      $  645,986     $  613,095     $  166,676     $  141,069     $  102,547
Total assets                                     $  999,170     $  868,553     $  328,892     $  245,337     $  139,213
Total borrowings                                 $  377,408     $  346,720     $  105,876     $   84,681     $   67,875
Stockholders' equity                             $  413,370     $  355,059     $  109,618     $   90,112     $   55,691
Per common share:
  Income from continuing operations (basic
    and diluted)                                 $     3.15     $     1.79     $     1.38     $     1.16     $     0.72
  Income from discontinued operations (basic
    and diluted)                                 $     0.22     $     0.48     $     0.13     $       --     $       --
  Book value based on shares outstanding at
    end of year                                  $    14.83     $    12.74     $     9.53     $     7.84     $     6.05


----------

(1) On June 25, 2002, the Company completed the merger with Engle Holdings Corp. (Engle). As both entities were under the common control of Technical Olympic, Inc. (TOI), the merger was accounted for as a reorganization of entities under common control. In accordance with Statement of Financial Accounting Standards (SFAS) No. 141, "Business Combinations", the Company recognized the acquired assets and liabilities of Engle at their historical carrying amounts. As both entities became under common control of TOI on November 22, 2000, the financial statements and other operating data of the Company have been restated to include the operations of Engle from November 22, 2000. See Note 1 to the consolidated financial statements of Technical Olympic USA, Inc. included elsewhere in this Form 8-K.

(2) On April 15, 2002, the Company completed the sale of Westbrooke Acquisition Corp. (Westbrooke). In accordance with SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the results of Westbrooke's operations have been classified as discontinued operations, and prior periods have been restated. See Note 12 to the consolidated financial statements of Technical Olympic USA, Inc. included elsewhere in this Form 8-K.

(3) TOI acquired 80% of the Company's common stock on December 15, 1999. Consequently, the Company's audited financial statements for 1999 present the results of operations in two columns on a predecessor and successor basis. The predecessor column includes the results of operations from January 1, 1999 to December 15, 1999. The successor column includes the results of operations from December 16, 1999 to December 31, 1999. In the above table, the financial and other data reflects the operations of the Company on a full-year basis, which represents the total of the predecessor and successor columns.